KBT




Board of Directors

Media Assets Group Inc.



We hereby consent to the use in the prospectus constituting a part of this Amendment to the Form 1-A Offering Statement of our reports dated September 22, 2015, relating to the financial statements of Media Assets Group, Inc., which are contained in that prospectus.


We also consent to the reference to us under the caption ?Experts? in the filings.

K. Brice Toussaint

Dallas TX

March 22, 2016

100 CRESCENT COURT

SUITE 700

DALLAS TX 75201






























100 CRESCENT COURT
SUITE 700

DALLAS TX 75201

214.577.1107 FAX 877.753.6377